ROCHDALE INVESTMENT TRUST
SECOND AMENDMENT TO THE CUSTODY AGREEMENT

THIS SECOND AMENDMENT dated as of this 20th day of May, 2009, to the Custody Agreement, dated as of the 10th day of  December, 2004, as amended June 12, 2006 (the "Agreement"), is entered into by and between Rochdale Investment Trust, a Delaware statutory trust (the “Trust”) and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the fees of the Agreement and to add a fund; and

WHEREAS, Article XIV, Section 14.4 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C is hereby superseded and replaced with Exhibit C attached hereto.

Appendix B, the fee schedule of the Agreement, is hereby superseded and replaced with the Appendix B fee schedule attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ROCHDALE INVESTMENT TRUST	U.S. BANK, N.A.

By: _____________________________	By: ________________________________

Printed Name:______________________	Printed Name: Michael R. McVoy

Title: ____________________________	Title: Vice President

Exhibit C to the Custody Agreement

Separate Series of Rochdale Investment Trust

Name of Series
Rochdale Fixed Income Opportunities Portfolio (on or after June 30, 2009)
Rochdale Dividend & Income Portfolio
Rochdale Intermediate Fixed Income Portfolio
Rochdale Large Growth Portfolio
Rochdale Large Value Portfolio
Rochdale Mid/Small Growth Portfolio
Rochdale Mid/Small Value Portfolio

Appendix B to the Rochdale Investment Trust
Custody Agreement

CUSTODY SERVICES FEE SCHEDULE at May 2009

DOMESTIC FUNDS
Custody and transaction services will be fully bundled at a combined rate of two basis points (2 bps) of NAV, calculated and charged on the calendar month.
Minimum Fee………………………………………… $3,500.00 per fund/per annum
GLOBAL FUNDS

1. Custody and transaction services will be fully bundled at a combined rate of thirteen basis points (13 bps) of NAV, calculated and charged on the calendar month.  This rate shall apply to assets in the following markets:

Australia                        France                           México                                          Sri Lanka
Austria                          Germany                        Netherlands                                  Sweden
Belgium                          Hong Kong                  Norway                                         Switzerland
Canada                           Indonesia                     Philippines                                    Taiwan
CEDEL                           Ireland                           Portugal                                         Thailand
Denmark                        Italy                                Singapore                                     United Kingdom
EuroClear                      Japan                              South Africa                                 U.S.A
Finland                          Malaysia                        Spain

2. Custody and transaction services in emerging markets shall be unbundled and determined on a market-specific basis.  Charges for certain emerging markets are:

Market                              Custody Rate / Mkt. Value                               Transaction Charge

Argentina                                  40 basis points                                                               $100.00
Brazil                                          40 basis points                                                               $100.00
Chile                                           40 basis points                                                               $100.00
China                                          40 basis points                                                               $  50.00
Czech Republic                         40 basis points                                                               $100.00
Greece                                        50 basis points                                                               $125.00
India                                           40 basis points                                                               $200.00
Israel                                           30 basis points                                                               $100.00
Russian Federation                  50 basis points                                                               $100.00

The above referenced markets may be subject to additional out-of-pocket expenses.

Third Party FX $35.00Federal Reserve System wires $10.00

Fees are billed monthly.
*Subject to CPI increase, Milwaukee MSA.

Appendix B (continued)
to the Rochdale Investment Trust
Custody Agreement

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at May, 2009

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*
•  $2,000 per service per year (effective January 1, 2008)

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.